Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 033-64369 and 333-129023) and Form S-8 (No. 333-02007, 333-36610, and 333-174667) of Juniata Valley Financial Corp. of our report dated March 20, 2024 (May 31, 2024 as to the effects of the restatement discussed in Note 27), relating to the consolidated financial statements included in this Annual Report on Form 10-K/A.

/s/ Crowe LLP

Livingston, New Jersey

May 31, 2024